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                                                                    EXHIBIT 23.1



                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANT


We consent to the use in Amendment No. 1 to Form 8-K of Security Asset Capital Corporation and Subsidiaries of our report dated April 13, 2000 (except for note 18 as to which the date is April 21, 2000), relating to the consolidated financial statements of Security Asset Capital Corporation and Subsidiaries and of our report dated March 14, 2000, relating to the financial statements of Security Asset Properties, Inc. in such current report.



                                         /s/ PANNELL KERR FORSTER
San Diego, California                        PANNELL KERR FORSTER
May 2, 2000                                  Certified Public Accountants
                                             A Professional Corporation